EXHIBIT 4

                                AMENDMENT NO. 4
                                       TO
                           REVOLVING CREDIT AGREEMENT

     This Amendment (the "Amendment"), dated as of May 14, 1997, among Hasbro, Inc., a Rhode Island corporation (the "Company") and BankBoston, N.A. ("BKB" f/k/a The First National Bank of Boston), The Bank of Nova Scotia, Citibank, N.A., Fleet National Bank, Bank of America Illinois (as successor to Continental Bank, N.A.), Mellon Bank, N.A., Istituto Bancario San Paolo di Torino, S.P.A., Commerzbank AG New York and/or Grand Cayman Branches and Union Bank of Switzerland, (collectively, the "Banks") and BankBoston, N.A. (f/k/a The First National Bank of Boston), as agent for the Banks (the "Agent"), amends the Revolving Credit Agreement dated as of June 22, 1992, as amended by Amendment No. 1 thereto dated as of April 1, 1994, Amendment No. 2 thereto dated as of May 1, 1995 and Amendment No. 3 thereto dated as of May 10, 1996, among the Company, the Banks and the Agent (as so amended and as may be further amended and in effect from time to time, the "Credit Agreement"). Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the meanings set forth in the Credit Agreement.

     WHEREAS, the Company has requested that the Banks and the Agent make certain amendments to the Credit Agreement in order, among other things, to change certain margins and rates, and to extend the maturity date thereof; and

     WHEREAS, Union Bank of Switzerland (the "Declining Bank") and the Company have agreed that the Declining Bank's Commitment under the Credit Agreement should not be extended, and the Declining Bank wishes to terminate its Commitment under the Credit Agreement and to have all obligations owing to it repaid in full;

     WHEREAS, the Banks and the Agent have agreed to make such amendments upon the terms and conditions described herein;

     NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:

     1.   Definitions.
          -----------
  Section 1 of the Credit Agreement is hereby amended as follows:

     1.1. Commitment Fee Rate.
          -------------------
  The definition of "Commitment Fee Rate" is hereby amended by deleting clause (a) thereof in its entirety and by replacing it with the following new clause (a):

    "(a) With respect to the Revolving Credit Commitment Fee, effective May 14, 1997, the applicable annual percentage rate set forth in the table below opposite the Debt Ratings with respect to Long Term Senior Debt of the Company then in effect, subject to the provisions set forth in clauses (i) through (iv) of the definition of "Margin":

                 Debt Rating
                 -----------                      Applicable
        Standard                                  Commitment
        & Poor's             Moody's               Fee Rate
        --------             -------              ----------
        AA- or better        Aa3 or better           0.06%
        A or A+              A2 or A1                0.07%
        A-                   A3                      0.08%
        BBB+                 Baa1                    0.09%
        BBB                  Baa2                    0.12%
        BBB- or below        Baa3 or below           0.15%"

     1.2. Final Maturity Date.
          -------------------
  The definition of Final Maturity Date is hereby amended by substituting the date "May 31, 2000" for the date "May 31, 1999" appearing therein.

     1.3. Margin.
          ------
  The definition of Margin is hereby amended by substituting the following table for the table appearing therein:

              "Debt Rating                       Applicable Margin
               -----------                       -----------------
                                                       Euro-
                                         Base         currency         CD
        Standard                         Rate           Rate          Rate
        & Poor's         Moody's        Amounts       Amounts       Amounts
        --------         -------        -------       --------      -------
        AA- or better    Aa3 or better     0%           .170%        .295%
        A or A+          A2 or A1          0%           .220%        .345%
        A-               A3                0%           .240%        .365%
        BBB+             Baa1              0%           .275%        .400%
        BBB              Baa2              0%           .330%        .450%
        BBB-             Baa3              0%           .430%        .565%
        Below BBB-       Below Baa3        The applicable Margins for Debt
                                           Ratings of BBB-/Baa3 subject to
                                           Clause (vii) below"

     2.   Commitment to Lend.
          -------------------
  Section 2.1(c) of the Credit Agreement is hereby amended by deleting the table in said Section 2.1(c) and substituting therefor the following:

                                        Amount of          Commitment
        Bank                            Commitment         Percentage
        ----                            ----------         ----------
        FNBB                           $100,000,000        22.7272728%
        The Bank of Nova Scotia        $ 60,000,000        13.6363636%
        Citibank, N.A.                 $ 60,000,000        13.6363636%
        Fleet National Bank            $ 60,000,000        13.6363636%
        Mellon Bank, N.A.              $ 60,000,000        13.6363636%

        Bank of America Illinois       $ 50,000,000        11.3636364%
        Istituto Bancario San Paolo
         di Torino, S.P.A              $ 25,000,000         5.6818182%
        Commerzbank AG New York
         and/or Grand Cayman Branches  $ 25,000,000         5.6818182%
                                        -----------       -----------
                                       $440,000,000       100.0000000%

     3.   Termination of Commitment.
          -------------------------
  The Commitment of Union Bank of Switzerland (the "Declining Bank") is terminated as of the date hereof as a result of the assignment of its Loans and Commitments referred to herein, and from and after the effectiveness of this Amendment the Declining Bank shall not have any obligations under or in respect of, or be party to, the Credit Agreement or any other Loan Documents, and all references to the Banks in the Loan Documents shall be deemed not to refer to the Declining Bank. The Banks and the Agent acknowledge and agree that payments shall be made to the Declining Bank in connection with such assignment to satisfy all outstanding obligations of the Borrower to the Declining Bank under the Credit Agreement, including principal, interest and fees, and that such payments shall not be shared pro rata with the Remaining Banks; provided, however, that no such payment shall discharge the liability of the Borrower with respect to any of its obligations to the Declining Bank which are expressly stated to survive the termination of the Credit Agreement.

     4.   Conditions to Effectiveness.
          ---------------------------
  The effectiveness of this Amendment shall be conditioned upon the satisfaction of the following conditions precedent:

     4.1.	Delivery of Documents.
          ---------------------
  (a) The Company shall have delivered to the Agent, contemporaneously with the execution hereof, the following, in form and substance satisfactory to the Banks:

    (i)   this Amendment signed by the Company;

    (ii)	certified copies of the resolutions of the Company approving this
Amendment together with Officer's Certificates as to the incumbency and true signatures of officers; and

    (iii) Officer's Certificates of the Company certifying as to the legal existence, good standing, and qualification to do business of the Company.

  (b) each Bank shall have delivered to the Agent this Amendment, signed by such Bank.

     4.2. Legality of Transaction.
          -----------------------
  No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful on the date this Amendment is to become effective (a) for the Agent or any Bank to perform any of its obligations under any of the Loan Documents or (b) for the Company to perform any of its agreements or obligations under any of the Loan Documents.

     4.3.	Performance.
          -----------
  The Company shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements and obligations contained in the Loan Documents required to be performed, complied with or observed by it on or prior to the date this Amendment is to become effective. No event shall have occurred on or prior to the date this Amendment is to become effective and be continuing, and no condition shall exist on the date this Amendment is to become effective which constitutes a Default or Event of Default under any of the Loan Documents.

     4.4. Assignments and Acceptances.
          ---------------------------
  The Declining Bank shall have assigned and sold to each of Istituto Bancario San Paolo di Torino, S.P.A. and Commerzbank AG New York and/or Grand Cayman Branches a portion of its Commitment in the amount of $25,000,000, and Istituto Bancario San Paolo di Torino, S.P.A. and Commerzbank AG New York and/or Grand Cayman Branches shall have assumed and accepted from the Declining Bank, such portion of the Declining Bank's interests, rights and obligations under the Credit Agreement pursuant to Assignments and Acceptances in form satisfactory to the parties thereto, the Borrower and the Agent, (ii) each such Assignment and Acceptance shall be in full force and effect, (iii) the Declining Bank shall have delivered its Note to the Borrower for cancellation, (iv) the Borrower shall have issued to each of Istituto Bancario San Paolo di Torino, S.P.A. and Commerzbank AG New York and/or Grand Cayman Branches a Note in accordance with the terms of the Assignment and Acceptance to which such Bank is a party.

     4.5. Proceedings and Documents.
          -------------------------
  All corporate, governmental and other proceedings in connection with the transactions contemplated by this Amendment and all instruments and documents incidental thereto shall be in the form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     5.   Representations and Warranties.
          ------------------------------
  The Company hereby represents and warrants to the Banks as follows:

  (a) The representations and warranties of the Company contained in the Credit Agreement, as amended hereby, were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except that the financial statements referred to therein shall be the financial statements of the Company most recently delivered to the Agent, and except as such representations and warranties are affected by the transactions contemplated hereby;

  (b) The execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby; (i) are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company,
(ii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity, (iii) do not violate any provisions of any order, writ, judgment, injunction, decree, determination or award presently in effect in which the Company is named, or any provision of the charter documents or by-laws of the Company, (iv) do not result in any breach of or constitute a default under any agreement or instrument to which the Company is a party or to which it or any of its properties are bound, including without limitation any indenture, loan or credit agreement, lease, debt instrument or mortgage, except for such breaches and defaults which would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge or encumbrance of any nature upon any of the assets or properties of the Company; and

  (c) This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

     6.   No Other Amendments.
          -------------------
  Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement, the Notes and the other Loan Documents shall remain in full force and effect.

     7.   Execution in Counterparts.
          -------------------------
  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     8.   Effective Date.
          --------------
  Subject to the satisfaction of the conditions precedent set forth in paragraph 4 hereof, this Amendment shall be deemed to be effective as of the date first set forth above.

     9.   Governing Law.

          -------------
  This Amendment is intended to take effect as a sealed instrument and shall be governed by and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law rules.

     IN WITNESS WHEREOF, the Company, the Banks and the Agent have duly executed this Amendment as of the date first above written.


                         HASBRO, INC.


                         By:  /s/ John T. O'Neill
                             ---------------------------
                              Title: Executive Vice President and
                                     Chief Financial Officer


                         BANKBOSTON, N.A. (f/k/a THE FIRST NATIONAL
                         BANK OF BOSTON), individually and as Agent

                         By:  /s/ Ellen H. Allen
                             ---------------------------
                              Title: Director


                         THE BANK OF NOVA SCOTIA


                         By:  /s/ M. R. Bradley
                             ---------------------------
                              Title: Authorized Signatory


                         CITIBANK, N.A.


                         By:  /s/ Robert M. Spence
                             ---------------------------
                              Title: Attorney in Fact


                         FLEET NATIONAL BANK


                         By:  /s/ John Webb
                             ---------------------------
                              Title: Vice President


                         Bank of America Illinois

                         By:  /s/ Dale Robert Mason
                             ---------------------------
                              Title: Vice President


                         MELLON BANK, N.A.


                         By:  /s/ John Paul Marotta
                             ---------------------------
                              Title: Assistant Vice President


                         ISTITUTO BANCARIO SAN PAOLO DI TORINO, s.p.a.


                         By:  /s/ Gerard M. McKenna
                             ---------------------------
                              Title: Vice President


                         By:  /s/ Robert Wurster
                             ---------------------------
                              Title: First Vice President


                         COMMERZBANK AG NEW YORK and/or GRAND CAYMAN
                         BRANCHES


                         By:  /s/ Subash R. Viswanathan
                             ---------------------------
                              Title: Vice President


                         By:  /s/ Andrew R. Campbell
                             ---------------------------
                              Title:Assistant Treasurer


                         UNION BANK OF SWITZERLAND


                         By:  /s/ Samuel Azizo
                             ---------------------------
                              Title: Vice President


                         By:  /s/ Deiter Hoeppli
                             ---------------------------
                              Title: Vice President